Exhibit 23.3
RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988
June 9, 2010
Boards of Trustees and Directors
Northfield Bancorp, MHC
Northfield Bancorp, Inc.
Northfield Bank
581 Main Street, Suite 810
Woodbridge, New Jersey 07095

Re:	Plan of Conversion and Reorganization Northfield Bancorp, MHC Northfield Bancorp, Inc.
Members of the Boards:
     We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and Application H-(e)1-s for Northfield Bancorp, MHC, and in the Form S-1 Registration Statement for Northfield Bancorp, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and reference to our Appraisal, our statement concerning subscription rights, and our statement concerning liquidation rights in such filings including the prospectus of Northfield Bancorp, Inc.

Sincerely,

RP FINANCIAL, LC.

Washington Headquarters Three Ballston Plaza 1100 North Glebe Road, Suite 1100 Arlington, VA 22201 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com